UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2010

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, FL 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD

On April 26, 2010, Lighting Science Group Corporation (the “Company”) announced that it has received a preliminary allocation of the tax-exempt private activity bond authority of the State of Florida for the recovery zone facility bonds in an amount up to approximately $18.7 million (the “Allocation”). This award was granted pursuant to the American Recovery and Reinvestment Act of 2009 (the “ARRA”) by the Board of County Commissioners (the “Board”) of Brevard County, Florida (the “County”). The application submitted by the Company describes the proposed project as consisting of the potential acquisition and development of a new R&D, engineering, design, and manufacturing facility in the County (the “Project”).

The Allocation is expressly contingent upon a number of approvals by the County, including: (i) acceptance and approval of proof that the Project, revenues generated by the Project, or revenues otherwise available for debt service are sufficient to make the financing feasible and (ii) the Company providing proof of security for the payment of debt service in a manner satisfactory to the County.

The Allocation is also contingent upon the Company securing either: (i) a bond rating in one of the highest four ratings by a nationally recognized rating service; (ii) the private placement or sale of the bonds to accredited investors; (iii) a letter of credit from a bank, savings and loan association, or other guarantor deemed creditworthy by the County backing the bonds; or (iv) bond insurance guaranteeing payment of the principal and interest of the bond. Additionally, the Board has reserved the right to refuse to finance the Project at any time prior to the Board’s execution of a bond purchase agreement or other instrument similarly binding the County to the sale and delivery of the bonds. The Allocation also remains subject to approval by the board of directors of the Company.

The ARRA authorized state and local governments to issue recovery zone bonds up to a specified volume cap based on relative declines in employment in 2008. Approximately $28.6 million of recovery zone bonds have been allocated to Brevard County. These bonds are intended to stimulate economic recovery in “recovery zones.” Recovery zone facility bonds permit counties to issue tax-exempt private activity bonds to finance “recovery zone property” (as defined in the ARRA) and satisfying the requirements set forth in the ARRA.

The information in Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this report contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, that involve a number of risks and uncertainties. All statements, other than statements of historical fact provided herein, may be deemed to be forward-looking statements. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, statements including the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Factors that could cause such forward-looking statements to differ materially include, but are not limited to:

•	the County’s acceptance and approval of proof that the Project, revenues generated by the Project, or revenues otherwise available for debt service are sufficient to make the financing feasible;

•	the Company providing proof of security for the payment of debt service in a manner satisfactory to the County;

•	the Company’s ability to obtain or otherwise provide security for the bonds; and

•	the bonds having terms satisfactory to the Company.

Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the Company’s most recent Annual Report on Form 10-K filed with the SEC, subsequent quarterly reports on Form 10-Q filed with the SEC, and the risks discussed in the Company’s other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise any of its forward-looking statements to reflect events or circumstances that arise after the date of this report.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Number	Description of Exhibit

99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: April 26, 2010	By:	/s/ JOHN D. MITCHELL, JR.
	Name:	John D. Mitchell, Jr.
	Title:	Corporate Secretary

EXHIBIT INDEX

Number	Description of Exhibit

99.1	Press release